INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Annual Report on Form-10KSB under the Securities and Exchange Act of 1934 of Pelican Properties, International Corp. for the year ended December 31, 1997 of our report dated February 27, 1998 insofar as such report relates to the financial statements and schedules of Pelican Properties, International Corp. for the year ended December 31, 1997.

/s/ MORRISON, BROWN, ARGIZ & CO.
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    MORRISON, BROWN, ARGIZ & CO.

Miami, Florida
April 14, 1998